Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David E. Gable
Senior Vice President and Chief Financial Officer
davidgable@KEMET.com
864-963-6484

KEMET Announces Approval of Arcotronics Purchase by German Regulatory Authority

Greenville, South Carolina (October 1, 2007) - KEMET Corporation (NYSE:KEM) announced today that the German Federal Cartel Office has given its approval for the Company to acquire Arcotronics Italia S.p.A. with no restrictions. With no other regulatory approvals required, the Company expects to complete this acquisition no later than October 15, 2007.

KEMET Corporation applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, aluminum, film and paper dielectrics. KEMET’s common stock is listed on the New York Stock Exchange under the symbol KEM.

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